PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	April 29,	October 30,
	2012	2011
Assets

Current assets:
Cash and cash equivalents	$191,960	$189,928
Accounts receivable	89,123	85,540
Inventories	20,453	22,100
Other current assets	8,359	7,639

Total current assets	309,895	305,207

Property, plant and equipment, net	382,800	368,680
Investment in joint venture	85,831	79,984
Intangible assets, net	39,918	42,462
Other assets	20,803	21,521

	$839,247	$817,854

Liabilities and Equity

Current liabilities:
Current portion of long-term borrowings	$7,874	$5,583
Accounts payable and accrued liabilities	81,394	90,318

Total current liabilities	89,268	95,901

Long-term borrowings	172,312	152,577
Other liabilities	8,789	9,620

Equity	568,878	559,756

	$839,247	$817,854